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                                                                  EXHIBIT (5)(f)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT dated us of March 11, 1987 between PROVIDENT NATIONAL BANK, a national banking association (herein called "Provident") and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940 and wholly-owned by Provident (herein called "PIMC").

         WHEREAS, PIMC is the investment adviser to Trust for Federal Securities (herein called the "Company"), an open-end, diversified, management investment company registered under the Investment Company Act of 1940; and

         WHEREAS, PIMC wishes to retain Provident to provide it with investment research, administrative, and statistical services in connection with PIMC's advisory activities on behalf of the Company's FedFund portfolio (herein called "FedFund"), its T-Fund portfolio (herein called "T-Fund") and its ShortFed Fund portfolio (herein called "ShortFed Fund") (collectively, herein called the "Portfolios"); and

         WHEREAS, Provident is willing to provide such services to PIMC upon the conditions and for the compensation set forth below,

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. (a) PIMC hereby appoints Provident its sub-adviser with respect to the Portfolios as required by the Advisory Agreement between PIMC and the Company dated as of March 11, 1987 (such Agreement or the most recent successor advisory agreement between such parties is herein called the ("Advisory Agreement"). Provident accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

               (b) In the event that the Company establishes one or more portfolios other than the Portfolios and PIMC has agreed to act as investment adviser to such new portfolio under the Advisory Agreement, and PIMC desires to retain Provident to act as its sub-adviser with respect thereto, PIMC shall notify Provident in writing. If Provident is willing to render such services it shall notify PIMC in writing whereupon, subject to such shareholder approval as may be required pursuant to Paragraph 8 hereof, such portfolio shall become a Portfolio hereunder and the compensation payable by PIMC to Provident with respect to the services provided for such Portfolio shall be as agreed in writing at the time.
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         2.    Sub-Advisory Services. Subject to the supervision of the Board of
Trustees of the Company, Provident, through its Trust Division and on behalf of the Company, will provide the Company investment research and credit analysis concerning prospective and existing investments for each of the Portfolios, make recommendations with respect to the continuous investment program for each such Portfolio, supply PIMC computer facilities and operating personnel, and provide certain statistical services as PIMC may from time to time reasonably request. Provident will provide the services rendered by it hereunder in accordance with the investment objective, policies and restrictions as stated in the respective prospectuses of each of the Portfolios, as presently in effect and as they may be amended or supplemented from time to time. Provident further agrees that it:

               (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities:

               (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with the regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies to the same extent as if such regulations were by their terms applicable to its activities hereunder;

               (c) will not invest its assets or assets of any fiduciary account managed by it in shares of the Company, make loans for purposes of purchasing or carrying such shares, or make interest-bearing loans to the Company;

               (d) will maintain or cause PIMC to maintain all books and records with respect to the securities transactions of the Portfolios and shall keep or cause PIMC to keep their respective books of account;

               (e) will render to the Company's Board of Trustees such periodic and special reports as the Board may request; and

               (f) will maintain its policy and practice of conducting its Trust Division independently of its Commercial Division. In making investment recommendations for the Portfolios, Trust Division personnel will not inquire or take into consideration

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         whether the issuers of securities proposed for purchase or sale for the account of a Portfolio are customers of the Commercial Division. In dealing with commercial customers, the Commercial Division will not inquire or take into consideration whether securities of those customers are held by the Portfolios.

         3. Services Not Exclusive. Provident's services hereunder are not deemed to be exclusive, and Provident shall be free to render similar services to others no long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules, Provident hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. Provident further agrees to preserve, or cause PIMC to preserve, for the periods prescribed by Rule 31a-2, the records required to be maintained by Rule 31a-1 of the Rules.

         5. Expenses. During the term of this Agreement, Provident will pay all expenses incurred by it in connection with its activities under this Agreement.

         6. Compensation. For the services which Provident will render to PIMC under this Agreement, PIMC will pay to Provident a monthly fee equal to 75% of each month's advisory fee received by PIMC from the Company on behalf of each Portfolio pursuant to the Advisory Agreement between PIMC and the Company. Notwithstanding the foregoing, the fee payable to Provident shall be adjusted each quarter as necessary to assure that PIMC has income from all sources before application of Federal, state, or other income taxes of at least $22,500 during each quarter. The sub-advisory fee shall be paid by PIMC to Provident at least quarterly.

         7. Limitation on Liability. Provident will not be liable for any error of judgment or mistake of law or for any loss suffered by PIMC or by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

         8. Duration and Termination. This Agreement shall become effective with respect to a Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting

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securities of such Portfolio and, unless sooner terminated as provided herein, shall continue with respect to such Portfolio until March 31, 1988. Thereafter, if not terminated, this Agreement shall continue with respect to a Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Company who are not parties to this Agreement or interested persons of the Company or any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of such Portfolio, provided, however, that this Agreement may be terminated with respect to a Portfolio by the Company at any time, without the payment of any penalty, by the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days' written notice to PIMC, and will be terminated upon any termination of the Advisory Agreement between the Company and PIMC. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," interested person" and "assignment" shall have the same meaning as such terms have in the Investment Company Act of 1940.)

         9. Amendment of this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting a Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Portfolio.

         10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                             PROVIDENT NATIONAL BANK

Attest:

                                             By:
-------------------------                       --------------------------------
(Corporate Seal)

                                             PROVIDENT INSTITUTIONAL
Attest:                                      MANAGEMENT CORPORATION

                                             By:
-------------------------                       --------------------------------
(Corporate Seal)

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